Exhibit 10.1

[______], 2022

[NAME]

[ADDRESS]

Re: Tax Withholding Modification of 2012 Equity Plan and Award Terms

Dear [_______]:

You are receiving this letter because you have been granted share-settled awards under the AMERISAFE, Inc. 2012 Equity and Incentive Compensation Plan (the “2012 Plan”), including Restricted Shares (as defined in the 2012 Plan) and share-settled long-term incentive awards (collectively, “Equity Awards”). As you may be aware, the 2012 Plan generally limits the withholding of Common Shares (as defined in the 2012 Plan) by AMERISAFE, Inc. (the “Company”) to satisfy withholding taxes to the minimum amount of taxes required to be withheld. In most cases, the actual taxes that will be owed for your 2012 Plan Equity Awards will exceed the minimum amount of taxes required to be withheld.

In accordance with the terms of the 2012 Plan and the related award agreements, the Board of Directors of the Company and the Compensation Committee thereof have taken the necessary action to approve share withholding at a greater rate for your 2012 Plan Equity Awards. This greater level of withholding will be effected by the Company’s withholding of Common Shares from your 2012 Equity Awards using the so-called “aggregate method of withholding.” In general, and subject to your particular tax circumstances, this means that when any of your 2012 Plan Equity Awards become taxable, the Company will combine your income under such 2012 Plan Equity Awards with your regular wages for the pay period in which the taxable event occurs and calculate the tax withholding (including, as applicable, federal, state, local and foreign withholding taxes and FICA taxes) as if the total amount were a single payment for the pay period, based on your Form W-4 then on file with the Company.

Sincerely,

________________________________
[NAME]
[TITLE]

By signing below and returning this letter to the Company, you are consenting to have share withholding using the aggregate method of withholding applied to your outstanding 2012 Plan Equity Awards, as described above in this letter.

AGREED TO AND ACCEPTED BY

Date:
[NAME]